UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):    September 27, 2006

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Distribution Management Services, Inc.

(Exact name of small business issuer as specified in its charter)

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Florida	0-27539	65-0574760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11601 Biscayne Boulevard, Suite 201, Miami, Florida 33181

(Address of principal executive offices)

305-893-9270

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2006, Distribution Management Services, Inc. (the “Company”) entered into a Contract for Sale and Purchase of Lots with Poinciana Development Group, L.C. (“Buyer”) for the sale by the Company of 175 single family development lots located in Polk County, Florida. The Company estimates that its net proceeds from the sale will be approximately $3 million.

The closing is subject to a 21 day due diligence period granted to Buyer which may be extended an additional 14 days.  Closing is also subject to closing conditions and termination rights. Accordingly, there can be no assurances that the closing will occur.

The foregoing description of the terms of the agreement is not complete and is qualified in its entirety by reference to the full text of the agreement which will be filed with the Company’s next quarterly or annual report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Distribution Management Services, Inc.
By:	/s/ LEO GREENFIELD
Leo Greenfield, President

Dated: September 28, 2006